Filed Pursuant to Rule 433

Registration No. 333-158385

February 24, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009,

Product Supplement dated April 9, 2009, and

Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.

Digital Notes Linked to the S&P 500® Index

and the Russell 2000® Index

}	Digital Notes linked to a reference asset consisting of the S&P 500® and the Russell 2000® Index
}	Fixed payment at maturity if the return of the least performing underlying is equal to or greater than 70% of the initial level of such underlying, subject to the credit risk of HSBC USA Inc.

The Digital Notes (each a “Note” and collectively the “Notes") offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system. These Notes do not bear interest.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, product supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which to this free writing prospectus relates in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-14 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-8 of this document, page PS-4 of the accompanying product supplement, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000
Total

1HSBC USA Inc. or one of our affiliates may pay varying discounts and commissions of up to 1.50% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes, which may consist of selling concessions of up to 1.50%. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-14 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Digital Notes

Linked to the S&P 500® Index and the Russell 2000® Index

Indicative Terms*

Principal Amount	$1,000 per Note
Reference Asset	Composed of the S&P 500® Index (“SPX”) and the Russell 2000® Index (“RTY”) (each an “Underlying” and together the “Underlyings”).
Maximum Upside Return	8.50% to 10.50% (to be determined on the Pricing Date)
Payment at Maturity per Note

If the Reference Return of both Underlyings is greater than or equal to the Barrier Level:

$1,000 + ($1,000 × Maximum Upside Return).

If the Reference Return of the Least Performing Underlying is less than the Barrier Level:

$1,000 + [$1,000 × Least Performing Underlying’s Reference Return].

Barrier Level	With respect to each Underlying, 70% of its Initial Level
Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Least Performing Underlying	The Underlying with the lowest Reference Return.
Pricing Date	March 2, 2012
Trade Date	March 2, 2012
Settlement Date	March 7, 2012
Final Valuation Date†	May 21, 2013
Maturity Date†	May 24, 2013
CUSIP	4042K1XY4

* As more fully described beginning on page FWP-4.

†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.

The Notes

These Digital Notes may be suitable for investors who believe that the value of both Underlyings will remain flat or appreciate over the term of the Notes.

If both Underlyings are at or above their Barrier Levels, you will realize the Maximum Upside Return at maturity (subject to the credit risk of HSBC). Should the Least Performing Underlying decline beyond the Barrier Level, you will lose 1% of your investment for every 1% decline in the Least Performing Underlying.

The offering period for the Notes is through March 2, 2012

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the Notes reflecting a hypothetical Maximum Upside Return of 8.50%. The actual Maximum Upside Return will be determined on the Pricing Date and will not be less than 8.50% or greater than 10.50%.

Information about the Reference Asset

S&P 500® Index and Russell 2000® Index

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. The top 5 industry groups by market capitalization as of February 23, 2012 were: Information Technology, Financials, Energy, Health Care and Industrials.

The RTY is designed to track the performance of the small-capitalization segment of the U.S. equity market. It consists of the smallest 2,000 companies included in the Russell 3000® Index, which is composed of the 3,000 largest U.S. companies as determined by market capitalization. The top 5 industry groups by market capitalization as of January 31, 2012 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

The graphs above illustrate the daily 5 year performance of each Underlying through February 23, 2012. Past performance is not necessarily an indication of future results. For further information on the Reference Asset please see “Information Relating to the Reference Asset” on page FWP-13 and “The S&P 500® Index” and “The Russell 2000® Index” in the accompanying underlying supplement no. 3. We have derived all disclosure regarding the Underlyings from publicly available information. Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Underlyings.

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HSBC USA Inc. Digital Notes

Linked to the S&P 500® Index and the Russell 2000® Index

All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Digital Notes. The offering of Notes will have the terms described in this free writing prospectus and the accompanying product supplement, prospectus supplement, prospectus and underlying supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus or underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the Notes and, if the Reference Return is negative, lose up to 100% of your principal.

This free writing prospectus relates to an offering of Notes linked to the performance of two indices (the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	A+ (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Note
Reference Asset:	The S&P 500® Index (“SPX”) and the Russell 2000® Index (“RTY”) (each an “Underlying” and together the “Underlyings”)
Trade Date:	March 2, 2012
Pricing Date:	March 2, 2012
Original Issue Date:	March 7, 2012
Final Valuation Date:	May 21, 2013. The Final Valuation Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be May 24, 2013. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes” in the accompanying underlying supplement.
Maximum Upside Return:	8.50% to 10.50% (to be determined on the Pricing Date)
Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return of both Underlyings is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return).

If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × Least Performing Underlying’s Reference Return].

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Barrier Level. If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you may lose up to 100% of your investment.

Reference Return:	With respect to each Underlying, the quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Barrier Level	With respect to each Underlying, 70% of the Initial Level of such Underlying
Least Performing Underlying	The Underlying with the lowest Reference Return
Initial Level:	With respect to each Underlying, the Official Closing Level for such Underlying on the Pricing Date.
Final Level:	With respect to each Underlying, the Official Closing Level for such Underlying on the Final Valuation Date.
Official Closing Level:	With respect to each Underlying, the Official Closing Level on any trading day for such Underlying will be the closing level of the Underlying as determined by the calculation agent as described under “Official Closing Level” on page FWP-6 below.
Form of Notes:	Book-Entry
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Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1XY4 /

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to an offering of Notes linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, the product supplement dated April 9, 2009, and the underlying supplement no. 3 dated October 22, 2010. All references to “Enhanced Market Participation Notes” in the accompanying product supplement shall refer to these Digital Notes. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement, prospectus, or underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-8 of this free writing prospectus, page PS-4 of the product supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement, a product supplement and underlying supplement no. 3) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement, product supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
}	The product supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019791/v145840_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes. You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return of both Underlyings is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return).

If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × Least Performing Underlying’s Reference Return].

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Barrier Level. You should be aware that if the Reference Return of the Least Performing Underlying is less than the Barrier Level, you may lose up to 100% of your investment.

Interest

The Notes will not pay interest.

Official Closing Level

With respect to each Underlying, the Official Closing Level on any trading day will be determined by the calculation agent based upon the closing level of such index, displayed on the following pages on Bloomberg Professional® service: for SPX, page “SPX <INDEX>”, and for RTY page “RTY <INDEX>”. With respect to any of the foregoing, if the level for the relevant Underlying is not so displayed on such page, the calculation agent may refer to the display on any successor page on Bloomberg Professional® service or any successor service, as applicable.

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Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement or product supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

With respect to SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor. With respect to RTY, the Russell Investment Group is the reference sponsor.

INVESTOR SUITABILITY

The Notes may be suitable for you if:	The Notes may not be suitable for you if:

}     You believe that the Official Closing Level of both of the Underlyings will not decline by more than 30%, as compared to the Initial Level, on the Final Valuation Date.

}     You are willing to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis for each percentage point that the Reference Return is less than zero if its Reference Return is less than the Barrier Level.

}     You are willing to invest in the Notes based on the Maximum Upside Return indicated herein, which will limit your return at maturity.

}     You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}     You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}     You do not seek current income from your investment.

}     You do not seek an investment for which there is an active secondary market.

}     You are willing to hold the Notes to maturity.

}     You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

}     You believe that the Official Closing Level of one or both of the Underlyings will decline by more than 30%, as compared to the Initial Level, on the Final Valuation Date or the Maximum Upside Return will not provide you with your desired return.

}     You are unwilling to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis for each percentage point that the Reference Return is less than zero if its Reference Return is less than the Barrier Level.

}     You seek an investment that provides a full return of principal.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}     You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

}     You seek current income from your investment.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the Notes to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page PS-4 of the accompanying product supplement and on page US3-1 of underlying supplement no. 3. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying underlying supplement, product supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement, product supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;
}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;
}	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset” in the prospectus supplement; and
}	“— There are Risks Associated with Small Capitalization Stocks” in the underlying supplement no. 3.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Notes are not principal protected and you may lose your entire initial investment.

The Notes are not principal protected. The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Final Return of the Least Performing Underlying is below the Barrier Level of 70%. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the level of the Least Performing Underlying falls to zero. An investment in the Notes is not principal protected and you may receive less at maturity than you originally invested in the Notes, or you may receive nothing at maturity. Payment of any amount at maturity is subject to the credit risk of HSBC.

The appreciation on the Notes is limited by the Maximum Upside Return.

You will not participate in any appreciation in the level of the Reference Asset beyond the Maximum Upside Return of between 8.50% and 10.50% (to be determined on the Pricing Date). You will not receive a return on the Notes greater than the Maximum Upside Return.

Credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Since the Notes are linked to the performance of more than one Underlying, you will be fully exposed to the risk of fluctuations in the levels of each Underlying.

Since the Notes are linked to the performance of more than one Underlying, the Notes will be linked to the individual performance of each Underlying. Because the Notes are not linked to a weighted basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the prices of the Underlyings to the same degree for each Underlying. For example, in the case of Notes linked to a weighted basket, the return would depend on the weighted aggregate performance of the basket components reflected as the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, as scaled by the weightings of such basket components. However, in the case of these Notes, the individual performance of each of the Underlyings would not be combined to calculate your return and the depreciation of either Underlying would not be mitigated by the appreciation of the other Underlying. Instead, your return would depend on the Least Performing Underlying of the two Underlyings to which the Notes are linked.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the

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Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein, the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of any Underlying relative to its Initial Level. We cannot predict the Final Level of either Underlying. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Underlying. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the Notes for a hypothetical range of performance for the Least Performing Underlying’s Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level of Least Performing Underlying:	800.00
}	Hypothetical Maximum
	Upside Return:	8.50% (The actual Maximum Upside Return will be determined on the Pricing Date and will not be less than 8.50% or greater than 10.50%).
}	Barrier Level:	70% of the Initial Level of each Underlying

The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Note
1,600.00	100.00%	$1,085.00	8.50%
1,440.00	80.00%	$1,085.00	8.50%
1,280.00	60.00%	$1,085.00	8.50%
1,120.00	40.00%	$1,085.00	8.50%
1,040.00	30.00%	$1,085.00	8.50%
960.00	20.00%	$1,085.00	8.50%
920.00	15.00%	$1,085.00	8.50%
880.00	10.00%	$1,085.00	8.50%
840.00	5.00%	$1,085.00	8.50%
816.00	2.00%	$1,085.00	8.50%
808.00	1.00%	$1,085.00	8.50%
800.00	0.00%	$1,085.00	8.50%
792.00	-1.00%	$1,085.00	8.50%
784.00	-2.00%	$1,085.00	8.50%
760.00	-5.00%	$1,085.00	8.50%
720.00	-10.00%	$1,085.00	8.50%
680.00	-15.00%	$1,085.00	8.50%
640.00	-20.00%	$1,085.00	8.50%
560.00	-30.00%	$1,085.00	8.50%
480.00	-40.00%	$600.00	-40.00%
320.00	-60.00%	$400.00	-60.00%
160.00	-80.00%	$200.00	-80.00%
0.00	-100.00%	$0.00	-100.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes.

Example 1: The level of the Least Performing Underlying increases from the Initial Level of 800.00 to a Final Level of 840.00.

Reference Return:	5.00%
Final Settlement Value:	$1,103.00

Because the Reference Return of the Least Performing Underlying is positive, the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,085.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 8.50%)

= $1,085.00

Example 1 shows that you will benefit from the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is zero or positive.

Example 2: The level of the Least Performing Underlying increases from the Initial Level of 800.00 to a Final Level of 1,280.00.

Reference Return:	60.00%
Final Settlement Value:	$1,085.00

Because the Reference Return of the Least Performing Underlying is positive, the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,085.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 8.50%)

= $1,085.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is greater than or equal to zero but you will not participate in any increase in the Reference Return of the Least Performing Underlying above the Maximum Upside Return.

Example 3: The level of the Least Performing Underlying decreases from the Initial Level of 800.00 to a Final Level of 760.00.

Reference Return:	-5.00%
Final Settlement Value:	$1,085.00

Although the Reference Return of the Least Performing Underlying is negative, the Reference Return is greater than the Barrier Level and therefore, the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,085.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 8.50%)

= $1,085.00

Example 3 shows that you will receive the return of your principal investment plus a return equal to the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is less than zero but greater than the Barrier Level.

Example 4: The level of the Least Performing Underlying decreases from the Initial Level of 800.00 to a Final Level of 480.00.

Reference Return:	-40.00%
Final Settlement Value:	$700.00

Here, the Reference Return is -40.00%. Because the Reference Return of the Least Performing Underlying is less than the Barrier Level of 70%, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of Notes, calculated as follows:

FWP-11

$1,000 + [$1,000 × Reference Return]

= $1,000 + [$1,000 × -40.00%]

= $600.00

Example 4 shows that you are fully exposed on a 1-to-1 basis to declines in the Reference Return of the Least Performing Underlying below zero when the Reference Return of the Least Performing Underlying is less than the Barrier Level of 70%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

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INFORMATION RELATING TO THE REFERENCE ASSET

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of February 23, 2012 were: Information Technology, Financials, Energy, Health Care and Industrials.

For more information about the SPX, see “The S&P 500® Index” on page US3-4 of the accompanying underlying supplement no. 3.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from February 23, 2007 through February 23, 2012. The closing level for the SPX on February 23, 2012 was 1,363.46. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX during the Observation Period or on the Final Valuation Date.

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of January 31, 2012 were: Financial Services, Technology, Consumer Discretionary, Producer Durables and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from February 23, 2007 through February 23, 2012. The closing level for the RTY on February 23, 2012 was 829.23. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the RTY during the Observation Period or on the Final Valuation Date.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the Notes at the offering price set forth on the cover page of this free writing prospectus and will receive underwriting discounts and commissions of up to 1.50%, or $15.00, per $1,000 Principal Amount of Notes. HSBC Securities (USA) Inc. may allow selling concessions on sales of such Notes by other brokers or dealers of up to 1.50%, or $15.00.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Notwithstanding any disclosure in the accompanying product supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement and the discussion under “Certain U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

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TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying underlying supplement, product supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplement, product supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$ Digital Notes
linked to the S&P 500® Index
and the

Russell 2000® Index

February 24, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment at Maturity	FWP-6
Investor Suitability	FWP-7
Risk Factors	FWP-8
Illustrative Examples	FWP-10
Information Relating to the Reference Asset	FWP-13
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-14
U.S. Federal Income Tax Considerations	FWP-14
Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44
Product Supplement
Notice to Investors	PS-1
Product Supplement Summary	PS-1
Risk Factors	PS-4
Pricing Supplement Overview	PS-7
Valuation of the Notes	PS-7
Hypothetical Examples	PS-10
Specific Terms of the Notes	PS-19
Certain U.S. Federal Income Tax Considerations	PS-24
Events of Default and Acceleration	PS-25
Information Regarding the Reference Asset and Reference Issuers	PS-25
Certain ERISA Considerations	PS-25
Validity of the Notes	PS-25
Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52
Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59